EXHIBIT 99.1

AT THE COMPANY
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James A. Luksch
Chairman and Chief Executive Officer
(732) 679-4000

FOR IMMEDIATE RELEASE
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May 9, 2003


                 BLONDER TONGUE ANNOUNCES MANAGEMENT PROMOTIONS

OLD BRIDGE, NEW JERSEY, MAY 9, 2003 - Blonder Tongue Laboratories, Inc. (AMEX:BDR), a manufacturer of electronics and systems equipment for the franchised and private cable television industries, announced today the promotion of Robert J. Palle, Jr. to President of the Company, a position formerly held by James A. Luksch.

Mr. Palle has been the Executive Vice President, Chief Operating Officer and Secretary of the Company since 1989. Following his promotion, he will continue to serve as Chief Operating Officer and Secretary of the Company. Mr. Luksch will remain as the Chairman of the Board and Chief Executive Officer of the Company and will continue his active involvement in managing the Company, including a focus on creating long-term shareholder value through strategic relationships and transactions.

"The promotion to President recognizes Bob's tremendous contributions and substantial responsibilities in all facets of our business, even as he continues to be the primary driving force of the Company's sales initiatives. The promotion is also part of the Company's succession planning. In addition, the executive vice president position being vacated by Bob's promotion will remain open and we expect to initiate a search to fill that position during 2003." said Jim Luksch.

The  Company  also  announced  that Eric  Skolnik  was  promoted  to Senior Vice
President. He will also continue as Chief Financial Officer, Treasurer and Assistant Secretary of the Company. Mr. Skolnik, who joined the Company in 2000 as Corporate Controller and was promoted to Vice President and Chief Financial Officer in 2001, has over 16 years of financial experience. "Eric has become an integral part of our management team and this promotion recognizes his contributions by making him a part of our senior management group," said Jim Luksch.

In addition, the Company announced the appointment of Allen Horvath as Vice President - Manufacturing and Kant Mistry as Vice President Engineering and Chief Technical Officer. Mr. Horvath has been with Blonder Tongue for 25 years, assuming overall responsibility for manufacturing during the past year. Mr. Mistry has been the driving force in the Company's research and development efforts since 1990.

"We are delighted to have Allen and Kant join our Executive Team. Both individuals bring strong leadership, technical skills and innovative thinking to our Company," said Jim Luksch.

Blonder Tongue Laboratories is a designer, manufacturer and supplier of a comprehensive line of electronics and systems equipment for the franchised and private cable television industries. Founded in 1950, Blonder Tongue has grown to be one of the leaders in cable television equipment manufacturing. For more information regarding Blonder Tongue and its products or to receive Blonder Tongue's latest news releases and other corporate announcements via fax or email, at no cost, please visit the Company's Internet site at www.blondertongue.com or contact the Company directly at (732) 679-4000.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes "forward-looking" statements and accordingly, the cautionary statements contained in Blonder Tongue's Annual Report on Form 10-K for the year ended December 31, 2002 (See Item 1: Business and Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words "believe", "expect", "anticipate", "project", and similar expressions identify forward-looking statements. Readers are cautioned not to


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place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue's actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue's "forward-looking" statements.











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